TERM NOTE A


$61,699,440.00                New York, New York
                              Date: August 28, 1997


          FOR VALUE RECEIVED, Wellsford/Whitehall Properties, L.L.C., a Delaware limited liability company ("Borrower") promises to pay to the order of Wellsford Real Properties, Inc. or its successors or assigns (collectively, the "Payee"), at the offices of Wellsford Real Properties, Inc., 610 Fifth Avenue, New York, New York 10020, or at such other address as to which the Payee shall give written notice to the Borrower, on or before the Maturity Date in lawful money of the United States of America and in immediately available funds, the sum of Sixty-One Million Six Hundred Ninety-Nine Thousand Four Hundred Forty Dollars ($61,699,440.00). The Borrower promises to pay interest at such address, in like money, from the date hereof and through to the Maturity Date on the outstanding principal amount owing hereunder from time to time, at the Interest Rate from time to time, in arrears, on the first day of each month, commencing October 1, 1997 with all accrued and unpaid interest on the outstanding principal amount due on the Maturity Date. Interest on any overdue amount hereunder shall be payable at a rate per annum equal to the Default Rate on the amount overdue or on the entire unpaid balance of this Note plus interest if it has been accelerated. In no event shall interest hereunder exceed the maximum rate permitted under applicable law. If by the terms of this Note, the Borrower is required or obligated to pay interest at a rate in excess of such maximum rate, then the rate of interest hereunder shall be deemed to be reduced immediately and automatically to such maximum rate, interest payable hereunder shall be computed at such maximum rate and any prior interest payment made in excess of such maximum rate shall be immediately and automatically applied to, and shall be deemed to have been payment made in reduction of, the outstanding principal amount due hereunder.

          This Note is "Term Note A" referred to in that certain Term Loan Agreement dated as of the date hereof between Borrower and Payee (as same may be amended, modified, restated or supplemented from time to time, the "Loan Agreement") and is subject to the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference. This Note evidences the Term Loan A made by the Payee thereunder. All capitalized terms used herein but not otherwise defined shall have the meanings given them in the Loan Agreement.

          If any payment of this Note becomes due and payable on a day other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day and interest hereon shall be payable at the rate set forth above during such extension, or if such succeeding Business Day falls in the next calendar month, any payment due hereunder shall be payable on the preceding Business Day in the appropriate calendar month.

          The Loan Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayment on the terms and conditions specified therein.

          Presentment for payment, notice of dishonor, protest, and notice of protest are hereby waived.

          The Borrower agrees to pay all reasonable costs including all reasonable attorneys' fees and costs incurred by the Payee in collecting or enforcing payment of this Note in accordance with its terms.

           This Note is secured, from and after the commencement Extension Period, pursuant to the terms of Article 4 of the Loan Agreement and is entitled to the benefit, to the extent applicable, of the mortgages referred to therein, as same may be amended, modified, restated or supplemented from time to time.

          Failure of the Payee hereof to assert any right herein shall not be deemed to be a waiver thereof.

          This Note and the rights and obligations of the Borrower and the Payee hereof shall be governed by and construed in accordance with the laws of the State of New York. THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE. THE BORROWER FURTHER AGREES THAT ANY PROCESS REQUIRED TO BE SERVED ON IT FOR PURPOSES OF ANY ACTION OR PROCEEDING MAY BE SERVED ON IT, WITH THE SAME EFFECT AS PERSONAL SERVICE ON IT WITHIN THE STATE OF NEW YORK, BY MAIL ADDRESSED TO IT AT ITS ADDRESS FOR PURPOSE OF NOTICES AS PROVIDED IN THE LOAN AGREEMENT.


                              WELLSFORD/WHITEHALL PROPERTIES, L.L.C.

                              By:  Wellsford Commercial Properties Trust


                                   By:  /s/ Edward Lowenthal
                              _____________________________________
                              Name:  Edward Lowenthal
                              Title: President

ATTEST:


/s/ Richard Previdi
________________________